                                                                    EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) of Broadcom Corporation pertaining to the Options Granted by Visiontech Ltd. to Certain Service Providers (as assumed by Broadcom Corporation), of our reports dated January 23, 2001 (except Notes 2, 8 and 11, as to which the date is March 30, 2001), with respect to the consolidated financial statements and schedule of Broadcom Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.

                                             /s/ Ernst & Young LLP


Orange County, California
April 6, 2001